Exhibit 99.1

iBio Further Strengthens Board with Appointment of Veteran Biopharmaceutical Executive, Eef Schimmelpennink

Bryan, Texas / June 9, 2021 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a biotech innovator and biologics contract manufacturing organization, announced today the appointment of Evert (Eef) Schimmelpennink to its Board of Directors, effective immediately.

In an executive leadership career spanning more than 20 years, Mr. Schimmelpennink has applied his strategic and functional expertise across corporate development, commercial operations, manufacturing, and R&D to help build and scale a number of global public and private biopharmaceutical businesses. Recently, he served as CEO of Pfenex Inc., a NYSEA-listed company which, using its patented Pfēnex Expression Technology® platform, created an advanced pipeline of therapeutic equivalents, vaccines, biologics and biosimilars. Pfenex was acquired by Ligand Pharmaceuticals Incorporated for approximately $516 million (including contingent value rights) in October 2020. Previously, Mr. Schimmelpennink served as CEO of Alvotech Ehf, a global biopharmaceutical company focused on becoming a leader in the biosimilar monoclonal antibody market. Prior to joining Alvotech, he held variety of progressive roles with Pfizer Inc., Hospira, Inc., Synthon BV and Numico NV. Mr. Schimmelpennink holds a Masters in Bioprocess Engineering from the Wageningen University in the Netherlands.

“Eef has a strong history of success leading companies with novel protein expression platforms to develop and commercialize biopharmaceutical products,” said Tom Isett, Chairman & CEO of iBio. “He is joining our team at an opportune time, given we are adding our own in-house drug discovery capabilities to our existing contract development and manufacturing services, similar to what Eef did in his most recent leadership role at Pfenex.”

Mr. Schimmelpennink commented, “I am honored to join iBio’s Board and look forward to working with my talented colleagues as the Company continues to harness the power of its unique plant-based FastPharming System® to help reduce drug development times and costs, and, importantly, to help rapidly develop its own biopharmaceutical candidates to address unmet medical needs in human health and veterinary medicine.”

About iBio, Inc.

iBio is a global leader in plant-based biologics manufacturing. Its FastPharming® System combines vertical farming, automated hydroponics, and novel glycosylation technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. iBio is developing proprietary products which include biopharmaceuticals for the treatment of cancers, as well as fibrotic and infectious diseases. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services along with Glycaneering™ Development Services for advanced recombinant protein design. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected contribution of Mr. Schimmelpennink, the Company using its FastPharming® System to reduce drug development times and costs, and rapidly develop its own biopharmaceutical candidates to address unmet medical needs in human health and veterinary medicine. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the contribution of Mr. Schimmelpennink to the Board, the Company’s ability to use its FastPharming System to reduce drug development times and costs, the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, including its COVID-19 vaccines, or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, its ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, competition, its ability to retain its key employees or maintain its NYSE American listing, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and the Company’s subsequent filings with the SEC, subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com